D-Wave Named a Market Shaper as of November 2026 in the Gartner® Emerging Market Quadrant™ for Quantum Computing – Established Vendors
PALO ALTO, Calif. – Nov. 12, 2026 – D-Wave Quantum Inc. (NASDAQ: QBTS) (“D-Wave” or the “Company”), the only dual-platform quantum computing company providing both annealing and gate-model systems, software, and services, today announced it has been recognized as a Market Shaper in the Gartner® Emerging Market Quadrant for Quantum Computing - Established Vendors as of November 2026, and was among six quantum computing vendors in the upper right quadrant.

According to the report, “Market Shapers are building solutions capable of fundamentally replacing classical computing bottlenecks rather than simply augmenting existing workflows. Market Shapers are moving past pure research experiments to deliver scalable fault-tolerant architectures, high-fidelity logical qubits, long-term roadmaps, and enterprise quantum software stacks that redefine what is computationally possible.”

“We believe being named a Market Shaper by Gartner reflects both the transformative potential of D-Wave’s technology and our ability to deliver,” said Dr. Alan Baratz, CEO of D-Wave. “Shaping this market demands both bold technical vision and the resources to execute. We are building the systems, software and partnerships to turn scientific breakthroughs into an accelerated path to practical, scalable quantum computers that deliver value today and tomorrow.”

Read the Gartner Emerging Market Quadrant here.
Gartner Disclaimers
Gartner, Emerging Market Quadrant for Quantum Computing — Established Vendors, Gaurav Gupta, Matthew Brisse, Chirag Dekate, Nov. 4, 2026.
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About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
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Media Contact:
Alex Daigle
media@dwavesys.com